EXHIBIT 99


COMPAQ COMPUTER CORPORATION     P.O. BOX 692000                    NEWS RELEASE
PUBLIC RELATIONS                HOUSTON, TEXAS  77269-2000
                                TEL 281-514-0484
                                FAX 281-514-4583

                                HTTP://WWW.COMPAQ.COM



[LOGO OF COMPAQ COMPUTER CORPORATION APPEARS HERE]


FOR IMMEDIATE RELEASE
---------------------

                     COMPAQ REPORTS RECORD FOURTH QUARTER
                             REVENUE AND EARNINGS

                 GROWTH AT GREATER THAN THREE TIMES THE MARKET
                         DIGITAL ACQUISITION ACCRETIVE

     HOUSTON, January 27, 1999 - Compaq Computer Corporation (NYSE: CPQ) today announced worldwide sales of $10.9 billion for the fourth quarter ended December 31, 1998, an increase of 48 percent compared to sales reported for the fourth quarter of 1997. The Company reported a profit after tax for the quarter of $758 million, or $.43 per share.

     "The fourth quarter revenue and earnings results represent new records for Compaq and a key milestone in our successful integration of Digital Equipment Corporation. Sales out of the distribution channels grew 43% over the fourth quarter of 1997, a growth rate estimated at over three times the market," said Eckhard Pfeiffer, Compaq's President and Chief Executive Officer. "1998 was a year of significant transformation for Compaq, and with our strong fourth quarter results, we enter the new year with a great deal of momentum and optimism."

     "Achieving our goal of earnings accretion for the combined companies of Digital and Compaq in the fourth quarter is a significant achievement and reflects tremendous execution of our integration plans to date," said Earl Mason, Compaq's Senior Vice President and Chief Financial Officer. "The synergies from the Digital acquisition are becoming more and more evident in our financial performance. Sequential revenue growth in products was exceptionally strong, and we continue to gain momentum in our service businesses. Gross margins improved by a point and a half from the third quarter to 26.4 percent. Operating expenses declined sequentially both in absolute dollars and as a percent of revenue, ending the quarter at 18% versus 23% for the third quarter. On the balance sheet, cash remained strong at $4.1 billion while inventory turns increased to 15.9 versus the 12.4 reported in the third quarter, and days sales outstanding improved by 2 days to 56. Return on invested capital grew significantly, from 7.5% reported in the third quarter to
38.6 %. Our fourth quarter results and the successful integration of Digital over the last six months represent major steps along the way to truly becoming a 'New Breed' computing company."

OUTLOOK

     "We continue to see strong demand for Compaq products and services and the opportunity for continued market share gains and revenue growth," said Pfeiffer. "With the majority of the Digital integration now successfully behind us, we enter the new year ready to completely unfold and deploy the strategy we have been working towards for the past year and a half. From continued leadership in the personal computer market to complete enterprise solutions and services to an aggressive Internet focus led by our new AltaVista Company, we are completely engaged as a full line Global IT provider and strategic partner to our customers."

     "As we enter the first quarter of 1999, we will maintain our focus on the basics looking to improve both income statement and balance sheet performance in support of continued growth in return on invested capital," said Mason.

COMPANY BACKGROUND

     Compaq Computer Corporation, a Fortune Global 100 company, is the second largest computer company in the world and the largest global supplier of computer systems. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking and communication products, commercial desktop and portable products and consumer PCs. The Company is an industry leader in environmentally friendly programs and business practices.

     Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products are available at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations are available by calling 1-800-345-1518.

       (Attached is Consolidated Balance Sheet and Statement of Income.)

                                   #   #   #

Compaq, Registered U.S. Patent and Trademark Office. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further information, contact:
Compaq Computer Corporation          Jim Finlaw               281-514-6137
                                     jim.finlaw@compaq.com
                                     ---------------------
Compaq Computer Corporation          Alan Hodel               281-518-8932
                                     alan.hodel@compaq.com
                                     ---------------------

Compaq Computer Corporation     Investor Relations            281-514-9549
Compaq Computer Corporation     Investor Relations Fax        800-433-2391

More financial information on Compaq is available at http://www.compaq.com/corporate/ir.




                               COMPAQ COMPUTER CORPORATION
                                CONSOLIDATED BALANCE SHEET
                                        (UNAUDITED)

                                          ASSETS
                                                                DECEMBER 31,   DECEMBER 31,
                                                                    1998           1997
                                                               --------------  -------------
                                                                        (IN MILLIONS)
Current assets:
 Cash and cash equivalents. . . . . . . . . . . . . . . . . .  $       4,091   $       6,418
 Short-term investments . . . . . . . . . . . . . . . . . . .             --             344
 Accounts receivable, net . . . . . . . . . . . . . . . . . .          6,998           2,891
 Inventories. . . . . . . . . . . . . . . . . . . . . . . . .          2,005           1,570
 Deferred income taxes. . . . . . . . . . . . . . . . . . . .          1,602             595
 Other current assets . . . . . . . . . . . . . . . . . . . .            471             199
                                                               --------------  -------------
   Total current assets . . . . . . . . . . . . . . . . . . .         15,167          12,017
Property, plant and equipment, less accumulated depreciation.          2,902           1,985
Deferred income taxes . . . . . . . . . . . . . . . . . . . .          1,341              --
Intangible and other assets . . . . . . . . . . . . . . . . .          3,641             629
                                                               --------------  -------------
                                                               $      23,051   $      14,631
                                                               ==============  =============


                           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable . . . . . . . . . . . . . . . . . . . . . .  $       4,237   $       2,837
 Income taxes payable . . . . . . . . . . . . . . . . . . . .            282             195
 Accrued restructuring costs. . . . . . . . . . . . . . . . .          1,110              --
 Other current liabilities. . . . . . . . . . . . . . . . . .          5,104           2,170
                                                               --------------  -------------
   Total current liabilities. . . . . . . . . . . . . . . . .         10,733           5,202
                                                               --------------  -------------
Postretirement and other postemployment benefits. . . . . . .            545              --
                                                               --------------  -------------
Minority interest . . . . . . . . . . . . . . . . . . . . . .            422              --
                                                               --------------  -------------
Stockholders' equity:
 Preferred stock, $.01 par value
    (authorized: 10 million shares; issued: none) . . . . . .             --              --
  Common stock and capital in excess of $.01 par value
    (authorized: 3 billion shares; issued:
    1,698 million shares at December 31, 1998 and
           1,519 million shares at December 31, 1997) . . . .          7,270           2,096
 Retained earnings. . . . . . . . . . . . . . . . . . . . . .          4,465           7,333
  Treasury stock (at cost). . . . . . . . . . . . . . . . . .           (384)             --
                                                               --------------  -------------
    Total stockholders' equity. . . . . . . . . . . . . . . .         11,351           9,429
                                                               --------------  -------------
                                                               $      23,051   $      14,631
                                                               ==============  =============





                                    COMPAQ COMPUTER CORPORATION
                                 CONSOLIDATED STATEMENT OF INCOME
                                           (UNAUDITED)


                                                         YEAR  ENDED                QUARTER  ENDED
                                                         DECEMBER 31,                DECEMBER 31,
                                                  ------------------------     ------------------------
                                                     1998          1997           1998          1997
                                                  ----------    ----------     ----------    ----------
                                                         (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)
Revenue:
 Products. . . . . . . . . . . . . . . . . . . .  $  27,372      $ 24,122      $   9,145     $   7,196
 Services. . . . . . . . . . . . . . . . . . . .      3,797           462          1,714           127
                                                  ----------    ----------     ----------    ----------
          Total revenue. . . . . . . . . . . . .     31,169        24,584         10,859         7,323
                                                  ----------    ----------     ----------    ----------

Cost of sales:
 Products. . . . . . . . . . . . . . . . . . . .     21,383        17,500          6,807         5,215
 Services. . . . . . . . . . . . . . . . . . . .      2,597           333          1,181            88
                                                  ----------    ----------     ----------    ----------
         Total cost of sales . . . . . . . . . .     23,980        17,833          7,988         5,303
                                                  ----------    ----------     ----------    ----------

Selling, general, and administrative expense . .      4,978         2,947          1,561           850
Research and development costs . . . . . . . . .      1,353           817            429           217
Purchased in-process technology. . . . . . . . .      3,196           208            (38)           --
Restructuring and asset impairment charges . . .        393            --             --            --
Merger-related costs . . . . . . . . . . . . . .         --            44             --            --
Other income and expense, net. . . . . . . . . .        (69)          (23)           (13)           --
                                                  ----------    ----------     ----------    ----------
                                                      9,851         3,993          1,939         1,067
                                                  ----------    ----------     ----------    ----------

Income (loss) before provision for income taxes.     (2,662)        2,758            932           953
Provision for income taxes . . . . . . . . . . .         81           903            174           286
                                                  ----------    ----------     ----------    ----------
Net income (loss). . . . . . . . . . . . . . . .  $  (2,743)    $   1,855      $     758     $     667
                                                  ==========    ==========     ==========    ==========


Earnings (loss) per common share:
   Basic . . . . . . . . . . . . . . . . . . . .  $   (1.71)    $    1.23      $    0.45     $    0.44
                                                  ==========    ==========     ==========    ==========
   Diluted . . . . . . . . . . . . . . . . . . .  $   (1.71)    $    1.19      $    0.43     $    0.42
                                                  ==========    ==========     ==========    ==========


Shares used in computing earnings (loss) per
 common share:
   Basic . . . . . . . . . . . . . . . . . . . .      1,608         1,505          1,682         1,517
                                                  ==========    ==========     ==========    ==========
   Diluted . . . . . . . . . . . . . . . . . . .      1,608         1,564          1,742         1,585
                                                  ==========    ==========     ==========    ==========

